Anchin, Block & Anchin LLP
Accountants and Consultants
1375 Broadway
New York, New York 10018
(212) 840-3456
FAX (212) 840-7066




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Pre-effective Amendment No. 1 to Registration Statement No. 333-141079 of Robeco-Sage Triton Fund, L.L.C. on Form N-2 of our report dated May 19, 2006. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Prospectus.




                                        /s/ ANCHIN, BLOCK & ANCHIN LLP

New York, New York
April 12, 2007